Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Principal Executive Officer and Principal Financial Officer of Franklin BSP Capital Corporation (the “Company”), each hereby certify as follows:

To the best of their knowledge, the Annual Report on Form 10-K of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 29th day of March 2021

/s/ Richard J. Byrne
Richard J. Byrne Chief Executive Officer, President, and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Nina Kang Baryski
Nina Kang Baryski Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)